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                                                                   EXHIBIT 10.53

                              REVISED AND RESTATED
                       RESEARCH AND DEVELOPMENT AGREEMENT

This Revised and Restated Research and Development Agreement (the "Agreement"), dated as of March 15, 2002 ("Execution Date"), between ARIAD Pharmaceuticals, Inc., a Delaware corporation ("Pharmaceuticals") and ARIAD Corporation, a Delaware corporation ("Corporation") supersedes and supplants in its entirety the Research and License Agreement between Pharmaceuticals and Corporation dated June 23, 1992 ("Original Agreement").

WHEREAS, Pharmaceuticals has certain patent rights and technology and has acquired licenses to certain other patent rights and technology, for the purpose of allowing Pharmaceuticals to develop and commercialize certain Products;

WHEREAS, Corporation has personnel experienced in the research and development of human health care products and has, or is expected to acquire, the facilities, equipment and employees that will permit it to carry out research and development activities for Pharmaceuticals, with respect to such rights and technology; and

WHEREAS, Pharmaceuticals desires to engage Corporation to perform such services and Corporation desires to provide such services.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Corporation and Pharmaceuticals hereby agree as follows:

1.     Definitions.

       Definitions. As used herein, capitalized terms shall have the respective meanings set forth below:

       (a) "Pharmaceuticals Technology" shall mean all information, developments, discoveries, inventions, improvements, know-how, processes, formulas, methods, trade secrets and other intellectual property, whether or not patentable, whether or not copyrightable, now owned or hereafter developed, acquired, reduced to practice or conceived by Pharmaceuticals, either alone or jointly with others, or licensed or sublicensed to Pharmaceuticals.

       (b)    "Confidential Information" has the meaning set forth in Section
              8.1 below.

       (c) "Improvements" shall mean all information, developments, discoveries, inventions, improvements (including improvements to Pharmaceuticals Technology), know-how, processes, formulas, methods, trade secrets and other intellectual property, other than the Pharmaceuticals Technology, whether or not patentable, whether or not copyrightable, which are developed, acquired, reduced to practice or conceived by Corporation, either alone or jointly with others, in carrying out Research and Development under this Agreement.

       (d)    "Legal Order" has the meaning set forth in Section 8.3 below.

       (e) "Product" shall mean any article, composition, apparatus, substance, chemical, material, method, process or service.

       (f) "Programs" shall mean research and development programs set forth by Pharmaceuticals for Research and Development to be performed by Corporation.
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       (g)    "Research and Development" shall mean research, development, pre-clinical and clinical testing, and related services and activities.

       1.1. Singular and Plural. Singular and plural forms, as the case may be, of terms defined herein shall have correlative meanings.

2.     Research and Development

       2.1. Research and Development Services. Pharmaceuticals hereby engages Corporation, and Corporation hereby agrees, to undertake Research and Development of the Pharmaceuticals Technology in accordance with each Program for the purpose of allowing Pharmaceuticals to develop, manufacture, use, sell and market one or more Products. During the term of this Agreement, Corporation shall use its best efforts to conduct the Research and Development for Pharmaceuticals with respect to each Program in a prudent and skillful manner in accordance with applicable laws, ordinances, rules, regulations, orders, licenses and other requirements now or hereafter in effect. Corporation shall obtain all labor, supervision, services, materials, supplies, tools, machinery and replacement parts thereof necessary to perform the Research and Development in accordance with each Program then in effect, which expenses shall be paid by Pharmaceuticals as described below. All such materials, supplies, tools, machinery and replacement parts thereof shall be used exclusively by Corporation to perform the Research and Development for Pharmaceuticals under each Program.

       2.2. Reports and Records. Within sixty (60) days after the end of each calendar quarter during the term of this Agreement, Corporation shall provide to Pharmaceuticals a report setting forth the total Research and Development costs incurred during such quarter. All Research and Development and any other work performed under each Program should be duly recorded and evidenced in laboratory notebooks maintained by the persons working on the Program, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Upon the request of Pharmaceuticals, Corporation will provide to Pharmaceuticals a report setting forth (a) a summary of the work performed hereunder by Corporation and its employees and agents, and (b) a description of any material development with respect to the Programs. Pharmaceuticals shall also have the right, during normal business hours, to inspect and copy the records pertaining to the Programs kept by Corporation.

       2.3. Rights to Property. As between Pharmaceuticals and Corporation, all right, title and interest in and to any Improvements acquired or developed pursuant to this Agreement, including all intellectual property rights therein, shall be the exclusive property of and are hereby assigned to Pharmaceuticals. This
              Section 2.3 shall survive the expiration or termination of this Agreement for any reason.

       2.4. Exclusion from Assignment. Pharmaceuticals and Corporation acknowledge and agree the assignments set forth in Sections 2.3,
              5.3 and 7 shall not extend to, and do not include, any Improvements owned or controlled by third parties (alone or jointly) that Corporation does not have the right to assign; and to the extent any Improvements are owned or controlled by a third party and licensed to Corporation, Corporation hereby grants Pharmaceuticals a sublicense to such Improvements that is of the same scope and duration and includes all rights Corporation received under the license granted to Corporation by the third party, provided that Corporation has the right to sublicense its rights to Pharmaceuticals. This Section 2.4 shall survive the expiration or termination of this Agreement for any reason.


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3.     Payment for Services; Timing of Payments.

       3.1. Payments. In consideration of the Research and Development activities to be carried out by Corporation during the term of this Agreement, Pharmaceuticals shall reimburse Corporation for all of its Research and Development costs, and Pharmaceuticals shall additionally pay Corporation a fee equal to ten (10%) percent of all such Research and Development costs (a "Cost-Plus Fee").

       3.2. Timing of Payments. If requested by Corporation, Pharmaceuticals shall advance funds for all Research and Development costs in reasonable amounts. Within sixty (60) days after the end of each calendar quarter, Corporation shall deliver a statement to Pharmaceuticals of the Research and Development costs actually incurred in such calendar quarter and the Cost-Plus Fee thereon, and Pharmaceuticals shall pay to Corporation any additional amounts shown to be due therefor and not yet paid.

       3.3. Calculation of Costs. Directs costs shall be allocated on a reasonable and consistent basis, and charged to Pharmaceuticals for Research, Development and other services performed by Corporation for Pharmaceuticals hereunder. Corporation's expenditures and estimated expenditures of conducting the Research and Development hereunder shall be determined using Corporation's internal financial and accounting systems. Allocation of all indirect costs, including general and administrative costs, will be made by Corporation on a reasonable basis consistent with Corporation's regular internal cost accounting system.

       3.4. Competitive Costs. All costs to be paid by Pharmaceuticals hereunder shall be no greater than the cost to Pharmaceuticals would be if Pharmaceuticals obtained similar services, materials or other resources from a third party similarly situated to Corporation.

4.     Representatives, Warranties and Covenants.

       4.1. Representations, Warranties and Covenants of the Corporation. Corporation represents, warrants and covenants to Pharmaceuticals as follows:

              (a) Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has all corporate power required to own its property and to carry on its business as now conducted and proposed to be conducted; and is qualified to do business in all jurisdictions in which such qualification is necessary;

              (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Corporation;

              (c) This Agreement has been duly executed and delivered by Corporation and is a legal, valid and binding obligation of Corporation, enforceable against Corporation in accordance with its terms;

              (d) The execution, delivery and performance of this Agreement does not and will not conflict with or contravene any provisions of the certificate of incorporation or by-laws of Corporation or any agreement, document, instrument, indenture, lien, judgment, order or other obligation of Corporation; and

              (e) Corporation shall not knowingly misappropriate or otherwise misuse, nor shall it knowingly permit of its employees, consultants or agents to misappropriate or

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                     otherwise misuse, any intellectual property of any third
                     party in performance of the Research and Development for a Program.

       4.2. Representation, Warranties and Covenants of Pharmaceuticals. Pharmaceuticals represents, warrants and covenants to Corporation as follows:

              (a) Pharmaceuticals is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has all corporate power required to own its property and to carry on its business as now conducted and proposed to be conducted; and is qualified to do business in all jurisdictions in which such qualification is necessary;

              (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Pharmaceuticals;

              (c) This Agreement has been duly executed and delivered by Pharmaceuticals and is a legal, valid and binding obligation of Pharmaceuticals, enforceable against Pharmaceuticals in accordance with its terms; and

              (d) The execution, delivery and performance of this Agreement does not and will not conflict with or contravene any provision of the certificate of incorporation or by-laws of Pharmaceuticals or any agreement, document, instrument, indenture, lien, judgment, order or other obligation of Pharmaceuticals.

5.     Term and Termination.

       5.1. Term. This Agreement shall be effective as of the Execution Date set forth on the first page of the Agreement and shall continue in full force and effect through December 31, 2010, unless earlier terminated in accordance with the terms and conditions set forth herein. The Agreement may be renewed upon the mutual agreement of the parties in their sole discretion.

       5.2. Termination. Either party hereto may terminate this Agreement for any reason on sixty (60) days' written notice to the other party.

       5.3. Prior Research and Development. Pharmaceuticals and Corporation acknowledge that certain research, development and other services were provided between the parties following the expiration of the Original Agreement on June 23, 1997. Therefore, the parties expressly agree that the terms and conditions of this Agreement shall apply to any such research, development or other services that were provided between the parties after June 23, 1992 and prior to the Execution Date of this Agreement (as well as to any Research and Development performed by the parties under this Agreement during its term). To the extent necessary to affect this intention of the parties, Corporation hereby assigns to Pharmaceuticals all of its right, title and interest in and to the Improvements existing prior to the Execution Date of this Agreement, and all intellectual property rights therein. Corporation shall cause any of its employees, consultants and agents to also assign any rights in the Improvements to Pharmaceuticals.

       5.4. Effects of Expiration and Termination. Following expiration or termination of this Agreement, Corporation shall deliver to Pharmaceuticals all Confidential Information of Pharmaceuticals, including, without limitation, the laboratory notebooks and records of the


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              Research and Development kept by Corporation, and all copies thereof in Corporation's possession.

       5.5. Survival. The following provisions shall survive any expiration or termination of this Agreement: 1, 2.2 (during period set forth therein only), 2.3, 2.4, 4, 5.3, 5.4, 5.5, 6, 7, 8, 9, 10, 11, 12,
              13 and any payment obligations due as of the effective date of such expiration or termination.

6.     Relationship of the Parties.

       Nothing contained in this Agreement is intended, or is to be construed, to constitute Corporation and Pharmaceuticals partners or joint venturers or Corporation as an employee of Pharmaceuticals. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement o undertaking with any third party.

7.     Further Assurance.

       Corporation and Pharmaceuticals each agree to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the execution and filing of additional assignments, agreements, instruments and other documents that may be necessary, or as the other party hereto may at any time and from time to time reasonably request, in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights under this Agreement. Without limiting the foregoing, Corporation expressly agrees that each of its employees, consultants and agents performing work under a Program has entered, or promptly will enter, into a written agreement assigning all right, title and interest to Pharmaceuticals in any Improvements conceived or reduced to practice by such individual pursuant to any Program as necessary for Pharmaceuticals to exercise its rights hereunder.

8.     Confidential Information.

       8.1. Confidential Information. As used herein, "Confidential Information" means all information that Pharmaceuticals discloses to Corporation under this Agreement, all Pharmaceuticals Technology and all other Information deemed "Confidential Information" under this Agreement, provided that Confidential Information shall not include any information excluded under
              Section 8.2. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Corporation agrees that it shall keep confidential and shall not publish or otherwise disclose any Confidential Information to any third party, and shall not use such Information for any purpose other than as provided for in this Agreement.

       8.2. Exceptions. Notwithstanding Section 8.1 above, "Confidential Information" shall not include any information that Corporation can demonstrate by competent written evidence in existence at the time of disclosure or development (as applicable):

              (a) Was already known to Corporation other than under an obligation of confidentiality, at the time of disclosure by Pharmaceuticals or, in the case of Pharmaceuticals Technology, prior to its creation or discovery hereunder;

              (b) Was generally available to the pubic or otherwise part of the public domain at the time of its disclosure to Corporation by Pharmaceuticals;


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              (c)    Became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Corporation in breach of this Agreement;

              (d) Was disclosed to Corporation, other than under an obligation of confidentiality to a third party, without breach of any party's confidentiality obligation to Pharmaceuticals; or

              (e) Is independently developed by Corporation without using any Confidential Information.

       8.3.   Permitted Disclosure. Notwithstanding the limitations in this
              Article 8, in the event that Corporation is required to disclose Confidential Information by any court of competent jurisdiction under any legal or regulatory statute, rule, order or regulation ("Legal Order"), Corporation shall provide Pharmaceuticals with immediate written notice of same so that Pharmaceuticals may have the opportunity to seek an appropriate protective order. If Pharmaceuticals does not obtain a protective order, Corporation shall disclose only such part of the Confidential Information as is specifically required by the Legal Order.

9.     Publicity.

       Neither Party shall use the name of the other Party in connection with any product, promotional literature, or advertising material without the prior written permission of the other party, which permission shall not be unreasonably withheld. This restriction shall not apply to materials used by Pharmaceuticals solely for financing or corporate partnering purposes or to documents available to the public that identify the existence of the Agreement.

10.    Successors and Assigns.

       The terms and provisions of this Agreement shall insure to the benefit of, and be binding upon, Corporation, Pharmaceuticals, and their respective successors and assigns.

11.    Governing Law.

       This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

12.    Execution in Counterparts.

       This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be original, and all of which counterparts, taken together, shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first above written.

                                       ARIAD PHARMACEUTICALS, INC.,
                                       A DELAWARE CORPORATION


                                       By:/s/ Harvey J. Berger
                                          --------------------
                                          Harvey J. Berger
                                          Chairman and Chief Executive Officer



                                       ARIAD CORPORATION, A DELAWARE CORPORATION

                                       By:/s/ Laurie A. Allen
                                          -------------------
                                          Laurie A. Allen
                                          Senior Vice President
                                          Chief Legal Officer


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